                                                                    EXHIBIT 23.1



                         Consent of Independent Auditors


We agree to the inclusion in this Form 10-KSB of our report, dated January 11, 2002, on our audit of the consolidated financial statements of Big Lake Financial Corporation and Subsidiary.



/s/ STEVENS, POWELL & COMPANY, P. A.
STEVENS, POWELL & COMPANY, P. A.
Jacksonville, Florida
February 20, 2002